Groupon Announces Second Quarter 2018 Results
Generates Q2 Gross Profit of $324 Million, Reiterates Adjusted EBITDA Guidance

•	Gross profit of $323.7 million

•	Net loss from continuing operations of $92.3 million

•	Adjusted EBITDA of $56.2 million

•	GAAP loss per diluted share of $0.17; non-GAAP earnings per diluted share of $0.02

•	Operating cash flow of $212.4 million for the trailing twelve month period; Free cash flow of $145.2 million for the trailing twelve month period

•	2018 Adjusted EBITDA guidance of $280 million to $290 million reiterated

CHICAGO - (BUSINESS WIRE) - August 3, 2018 - Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter ended June 30, 2018.
"In the second quarter, we continued our progress and invested in the key things necessary to make Groupon the daily habit in local commerce," said CEO Rich Williams. "With strong Adjusted EBITDA and free cash flow, as well as improvement in International and continued operational efficiency, we enter the second half of 2018 well positioned for success."

Second Quarter 2018 Summary
North America

•
During the quarter we continued to make progress on our customer experience and platform initiatives in North America. We now have over 5.1 million cards linked in Groupon+™, one of our leading voucherless initiatives, and continue to deepen supply in our more than 25 Groupon+ markets.

•
North America gross profit in the second quarter 2018 decreased 6% to $219.4 million. In Local, gross profit decreased 8% to $165.3 million, impacted by our continued scaling of Groupon+ and the sale of certain OrderUp assets in the second half of 2017. Goods gross profit increased 4% to $37.8 million resulting from our continued focus on optimizing for gross profit. Gross profit in Travel decreased 8% to $16.3 million.

•	North America active customers were 32.2 million as of June 30, 2018, and trailing twelve month gross profit per active customer was flat.
International

•
We generated positive results in International in the second quarter as we advanced our product, supply, and marketing initiatives. In Goods, we made further operational improvements focused on driving long-term gross profit growth and improving the customer experience.

•
International gross profit increased 11% (4% FX-neutral) in the second quarter 2018 to $104.3 million. Gross profit increased 8% (2% FX-neutral) in Local, 28% (19% FX-neutral) in Goods, and decreased 11% (17% FX-neutral) in Travel.

•	International active customers increased to 17.1 million as of June 30, 2018, and trailing twelve month gross profit per active customer increased 10%.
Consolidated

•	Revenue was $617.4 million in the second quarter 2018, down 7% (9% FX-neutral) reflecting our continued focus on revenue generation that maximizes gross profit.

•	Gross profit was $323.7 million in the second quarter 2018, down 1% (3% FX-neutral).

•
SG&A increased to $294.1 million in the second quarter 2018 compared to $230.2 million in the second quarter 2017. That increase resulted from a $75.0 million charge related to a patent litigation case with IBM as a result of an adverse jury verdict in July 2018. Although Groupon cannot predict the ultimate outcome of this lawsuit, it currently intends to continue vigorously pursuing its position through post-trial motions and appeal. Excluding the charge related to the IBM matter, SG&A declined 5% as we continue to focus on operational efficiency.

•	Marketing expense was $94.2 million in the second quarter 2018, down 6% as we optimize spend toward high value customers.

•
Other expense was $26.5 million in the second quarter 2018, compared to other income of $5.9 million in second quarter 2017. In the second quarter 2018, other expense included write-downs of minority investments and foreign currency losses.

•
Net loss from continuing operations was $92.3 million in the second quarter 2018 compared to $5.4 million in the second quarter 2017. That increase was primarily attributable to the $75.0 million charge related to the IBM litigation.

•
Net loss attributable to common stockholders was $95.0 million, or $0.17 per diluted share, compared to $9.3 million, or $0.02 per diluted share, in the second quarter 2017. That increase was primarily related to the $0.13 per diluted share impact of the IBM litigation. Non-GAAP net income attributable to common stockholders was $10.7 million, or $0.02 per diluted share, compared to $12.0 million, or $0.02 per diluted share, in the second quarter 2017.

•	Adjusted EBITDA, a non-GAAP financial measure, was $56.2 million in the second quarter 2018, up 6% from $53.3 million in the second quarter 2017.

•
Global units sold declined 10% to 40.0 million in the second quarter 2018 as we continued to manage our business to maximize gross profit, which in some instances, resulted in fewer units. Units in North America were down 14% with a significant portion of that decline due to our focus on long-term gross profit optimization in Goods as well as our continued scaling of Groupon+ and the sale of certain OrderUp assets that occurred in the second half of 2017.

•
Operating cash flow was $212.4 million for the trailing twelve month period as of the second quarter 2018, and free cash flow, a non-GAAP financial measure, was $145.2 million for the trailing twelve month period.

•	Cash and cash equivalents as of June 30, 2018 were $662.9 million, and we had no outstanding borrowings under our $250 million revolving credit facility.
Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operating measures are included below in the section titled "Terminology Changes, Non-

GAAP Financial Measures and Operating Metrics" and in the accompanying tables. All comparisons are year-over-year unless otherwise provided.
Outlook
For the full year 2018, Groupon continues to expect Adjusted EBITDA to be between $280 million and $290 million. Excluding any amounts that might be paid related to the IBM litigation, Groupon anticipates generating free cash flow of approximately $200 million.
Conference Call
A conference call will be webcast live today at 9:00 a.m. CDT / 10:00 a.m. EDT and will be available on Groupon’s investor relations website at http://investor.groupon.com. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.
Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations site (investor.groupon.com) and the Groupon blog (www.groupon.com/blog) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Terminology Changes, Non-GAAP Financial Measures and Operating Metrics
In prior years, we referred to our product revenue and service revenue as "direct revenue" and "third-party and other revenue," respectively. This terminology change did not impact the amounts presented in the condensed consolidated financial statements accompanying this release.
In addition to financial results reported in accordance with U.S. GAAP, we have provided the following non-GAAP financial measures: Foreign exchange rate neutral operating results, adjusted EBITDA, non-GAAP income (loss) from continuing operations before provision (benefit) for income taxes, non-GAAP net income (loss) attributable to common stockholders, non-GAAP income (loss) per share, non-GAAP provision (benefit) for income taxes and free cash flow. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial and Operating Metrics" included in the tables accompanying this release.
We exclude the following items from one or more of our non-GAAP financial measures:
Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.

Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and external transaction costs related to business combinations, primarily consisting of legal and advisory fees. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.
Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.
Interest and Other Non-Operating Items. Interest and other non-operating items include: gains and losses related to minority investments, foreign currency gains and losses, interest income and interest expense, including non-cash interest expense from our convertible senior notes. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.
Special Charges and Credits. For the three months ended June 30, 2018 and 2017, special charges and credits included charges related to our restructuring plan. For the three months ended June 30, 2018, special charges and credits also included the $75.0 million charge recorded in the second quarter of 2018 related to a patent litigation case with IBM. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results.
Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:
Foreign exchange rate neutral operating results show current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior year period. These measures are intended to facilitate comparisons to our historical performance.
Adjusted EBITDA is a non-GAAP performance measure that we define as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net and other special charges and credits, including items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors. However, Adjusted EBITDA is not intended to be a substitute for income (loss) from continuing operations.

Non-GAAP income (loss) from continuing operations before provision (benefit) for income taxes, Non-GAAP net income (loss) attributable to common stockholders and non-GAAP income (loss) per diluted share are non-GAAP performance measures that adjust our net income attributable to common stockholders and earnings per share to exclude the impact of:

•	stock-based compensation,

•	amortization of acquired intangible assets,

•	acquisition-related expense (benefit), net,

•	special charges and credits, including restructuring charges,

•	non-cash interest expense on convertible senior notes,

•
non-operating foreign currency gains and losses related to intercompany balances and reclassifications of cumulative translation adjustments to earnings as a result of business dispositions or country exits,

•	non-operating gains and losses from minority investments that we have elected to record at fair value with changes in fair value reported in earnings,

•	non-operating gains and losses from sales of minority investments, and

•	income (loss) from discontinued operations.
We believe that excluding the above items from our measures of non-GAAP income from continuing operations before provision (benefit) from income taxes, non-GAAP net income attributable to common stockholders and non-GAAP earnings per diluted share provides useful supplemental information for evaluating our operating performance and facilitates comparisons to our historical results by eliminating items that are non-cash in nature, relate to discrete events, or are otherwise not indicative of the core operating performance of our ongoing business.
Non-GAAP Provision (Benefit) for Income Taxes. Non-GAAP provision (benefit) for income taxes reflects our current and deferred tax provision computed based on non-GAAP income from continuing operations before provision (benefit) for income taxes.
Free cash flow is a non-GAAP liquidity measure that comprises net cash provided by operating activities from continuing operations less purchases of property and equipment and capitalized software from continuing operations. We use free cash flow to conduct and evaluate our business because, although it is similar to cash flow from continuing operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the applicable period.
Descriptions of the operating metrics included in this release and the accompanying tables are as follows:
Gross Billings. This metric represents the total dollar value of customer purchases of goods and services. For sales of vouchers and similar transactions in which we collect the transaction price from the customer and remit a portion of the transaction price to the third-party merchant who will provide the related goods or services, which comprise a substantial majority of our service revenue transactions, gross billings differs from revenue reported in our condensed consolidated statements of operations, which is presented net of the merchant's share of the transaction price. For product revenue transactions, gross billings are equivalent to product revenue reported in our condensed consolidated statements of operations. We consider this metric to be an important indicator of our growth and business performance as it measures the dollar volume of transactions generated through our marketplaces. Tracking gross billings on service revenue transactions also allows us to monitor the percentage of gross billings that we are able to retain after payments to merchants.
Active customers. We define active customers as unique user accounts that have made a purchase during the trailing twelve months ("TTM") either through one of our online marketplaces or directly with a merchant for which we earned a commission. We consider this metric to be an important indicator of our business performance as it helps us to understand how the number of customers actively purchasing our offerings is trending. Some customers could establish and make purchases from more than one account, so it is possible that our active customer metric may count certain customers more than once in a given period. For entities that we have acquired in a business combination, this metric includes active customers of the acquired entity, including customers who made purchases prior to the acquisition. We do not include consumers who solely make purchases with retailers using digital coupons accessed through our websites and mobile applications in our active customers metric, so the acquisition of Cloud Savings Company, Ltd. on April 30, 2018 did not impact that metric.
Units. This metric represents the number of purchases during the reporting period, before refunds and cancellations, made either through one of our online marketplaces or directly with a merchant for which we earned a commission. We consider unit growth to be an important indicator of the total volume of business conducted through our marketplaces.
Gross profit per active customer. This metric represents the TTM gross profit generated per active customer. We use this metric to evaluate trends in the average contribution to gross profit on a per-customer basis. We updated the calculation of this metric in the current year to reflect active customers as of the end of the period, rather than the average of active customers as of the beginning and end of period, in the denominator of the calculation. Because our active customer metrics are based on purchases over a TTM period, we believe that this change improves the usefulness of this metric. The prior periods presented have been updated to reflect this change.
Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. The words "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "continue" and other similar expressions are intended to identify forward-looking statements. We have based these forward looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, risk related to volatility in our operating results; execution of our business and marketing strategies; retaining existing customers and adding new customers; challenges arising from our international operations, including fluctuations in currency exchange rates, legal and regulatory developments and any potential adverse impact from the United

Kingdom's likely exit from the European Union; retaining and adding high quality merchants; our voucherless offerings; cybersecurity breaches; competing successfully in our industry; changes to merchant payment terms; providing a strong mobile experience for our customers; maintaining our information technology infrastructure; delivery and routing of our emails; claims related to product and service offerings; managing inventory and order fulfillment risks; litigation; managing refund risks; retaining and attracting members of our executive team; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; tax liabilities; tax legislation; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR and regulation of the Internet and e-commerce; classification of our independent contractors; protecting our intellectual property; maintaining a strong brand; customer and merchant fraud; payment-related risks; our ability to raise capital if necessary and our outstanding indebtedness; global economic uncertainty; our common stock, including volatility in our stock price; our convertible senior notes; and our ability to realize the anticipated benefits from the hedge and warrant transactions. For additional information regarding these and other risks and uncertainties, we urge you to refer to the factors included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the year ended December 31, 2017, and our other filings with the Securities and Exchange Commission, copies of which may be obtained by visiting the company's Investor Relations web site at investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.
You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of August 3, 2018. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.
About Groupon
Groupon (NASDAQ: GRPN) is building the daily habit in local commerce, offering a vast mobile and online marketplace where people discover and save on amazing things to do, eat, see and buy. By enabling real-time commerce across local businesses, travel destinations, consumer products and live events, shoppers can find the best a city has to offer.
Groupon is redefining how small businesses attract and retain customers by providing them with customizable and scalable marketing tools and services to profitably grow their businesses.
To download Groupon's top-rated mobile apps, visit www.groupon.com/mobile. To search for great deals or subscribe to Groupon emails, visit www.groupon.com. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.groupon.com/merchant.

Contacts:
Investor Relations                    Public Relations
Heather Davis                    Bill Roberts
312-662-7370                    312-459-5191
ir@groupon.com                     press@groupon.com

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$662,893	$880,129
Accounts receivable, net	76,302	98,294
Prepaid expenses and other current assets (including $8,517 and $0 at June 30, 2018 and December 31, 2017, respectively, at fair value)	104,524	94,025
Total current assets	843,719	1,072,448
Property, equipment and software, net	148,450	151,145
Goodwill	328,799	286,989
Intangible assets, net	37,075	19,196
Investments (including $86,578 and $109,751 at June 30, 2018 and December 31, 2017, respectively, at fair value)	109,606	135,189
Other non-current assets	21,051	12,538
Total Assets	$1,488,700	$1,677,505
Liabilities and Equity
Current liabilities:
Accounts payable	$23,026	$31,968
Accrued merchant and supplier payables	528,224	770,335
Accrued expenses and other current liabilities	367,519	331,196
Total current liabilities	918,769	1,133,499
Convertible senior notes, net	195,559	189,753
Other non-current liabilities	103,235	102,408
Total Liabilities	1,217,563	1,425,660
Commitments and contingencies
Stockholders' Equity
Common stock, par value $0.0001 per share, 2,010,000,000 shares authorized; 755,806,627 shares issued and 567,204,385 shares outstanding at June 30, 2018; 748,541,862 shares issued and 559,939,620 shares outstanding at December 31, 2017	76	75
Additional paid-in capital	2,206,741	2,174,708
Treasury stock, at cost, 188,602,242 shares at June 30, 2018 and December 31, 2017	(867,450)	(867,450)
Accumulated deficit	(1,101,342)	(1,088,204)
Accumulated other comprehensive income (loss)	32,307	31,844
Total Groupon, Inc. Stockholders' Equity	270,332	250,973
Noncontrolling interests	805	872
Total Equity	271,137	251,845
Total Liabilities and Equity	$1,488,700	$1,677,505

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Service	$295,652	$315,854	$597,449	$617,426
Product	321,744	346,765	646,487	718,819
Total revenue	617,396	662,619	1,243,936	1,336,245
Cost of revenue:
Service	30,230	38,478	61,375	81,351
Product	263,508	296,074	534,018	617,376
Total cost of revenue	293,738	334,552	595,393	698,727
Gross profit	323,658	328,067	648,543	637,518
Operating expenses:
Marketing	94,178	100,658	193,334	187,000
Selling, general and administrative	294,124	230,223	516,185	462,281
Restructuring charges	(399)	4,584	(116)	7,315
Total operating expenses	387,903	335,465	709,403	656,596
Income (loss) from operations	(64,245)	(7,398)	(60,860)	(19,078)
Other income (expense), net	(26,457)	5,878	(34,972)	1,276
Income (loss) from continuing operations before provision (benefit) for income taxes	(90,702)	(1,520)	(95,832)	(17,802)
Provision (benefit) for income taxes	1,552	3,883	(783)	8,470
Income (loss) from continuing operations	(92,254)	(5,403)	(95,049)	(26,272)
Income (loss) from discontinued operations, net of tax	—	(1,376)	—	(889)
Net income (loss)	(92,254)	(6,779)	(95,049)	(27,161)
Net income attributable to noncontrolling interests	(2,780)	(2,547)	(6,873)	(6,579)
Net income (loss) attributable to Groupon, Inc.	$(95,034)	$(9,326)	$(101,922)	$(33,740)

Basic and diluted net income (loss) per share:
Continuing operations	$(0.17)	$(0.01)	$(0.18)	$(0.06)
Discontinued operations	0.00	(0.01)	0.00	0.00
Basic and diluted net income (loss) per share	$(0.17)	$(0.02)	$(0.18)	$(0.06)

Weighted average number of shares outstanding
Basic	565,284,705	559,762,180	563,502,954	560,978,712
Diluted	565,284,705	559,762,180	563,502,954	560,978,712

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating activities
Net income (loss)	$(92,254)	$(6,779)	$(95,049)	$(27,161)
Less: Income (loss) from discontinued operations, net of tax	—	(1,376)	—	(889)
Income (loss) from continuing operations	(92,254)	(5,403)	(95,049)	(26,272)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, equipment and software	25,428	28,496	52,149	57,163
Amortization of acquired intangible assets	3,526	6,183	6,466	11,583
Stock-based compensation	16,318	21,440	35,644	41,141
Impairments of investments	9,189	—	10,044	—
Deferred income taxes	—	833	(6,575)	759
(Gain) loss from changes in fair value of investments	3,035	1,448	8,068	1,145
Amortization of debt discount on convertible senior notes	2,940	2,655	5,806	5,242
Change in assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	9,673	5,635	27,296	16,229
Prepaid expenses and other current assets	(8,112)	(16,519)	1,489	(11,139)
Accounts payable	(999)	2,461	(9,340)	(10,723)
Accrued merchant and supplier payables	(29,652)	(44,716)	(172,982)	(182,954)
Accrued expenses and other current liabilities	92,704	(5,451)	51,140	(41,491)
Other, net	12,379	(16,452)	10,272	(18,159)
Net cash provided by (used in) operating activities from continuing operations	44,175	(19,390)	(75,572)	(157,476)
Net cash provided by (used in) operating activities from discontinued operations	—	(1,097)	—	(2,195)
Net cash provided by (used in) operating activities	44,175	(20,487)	(75,572)	(159,671)
Investing activities
Purchases of property and equipment and capitalized software	(17,373)	(15,385)	(37,517)	(29,461)
Proceeds from maturity of investment	—	1,843	—	1,843
Acquisition of business, net of acquired cash	(57,821)	—	(57,821)	—
Acquisitions of intangible assets and other investing activities	(520)	(240)	(758)	(184)
Net cash provided by (used in) investing activities from continuing operations	(75,714)	(13,782)	(96,096)	(27,802)
Net cash provided by (used in) investing activities from discontinued operations	—	(2,001)	—	(9,548)
Net cash provided by (used in) investing activities	(75,714)	(15,783)	(96,096)	(37,350)
Financing activities
Payments for purchases of treasury stock	—	(24,279)	—	(51,513)
Taxes paid related to net share settlements of stock-based compensation awards	(6,959)	(6,386)	(16,138)	(15,356)
Proceeds from stock option exercises and employee stock purchase plan	70	9	2,504	2,477
Distributions to noncontrolling interest holders	(3,625)	(2,976)	(6,940)	(6,426)
Payments of capital lease obligations	(8,215)	(8,603)	(17,239)	(16,670)
Payments of contingent consideration related to acquisitions	—	(5,689)	(1,815)	(5,689)
Other financing activities	—	—	—	(473)
Net cash provided by (used in) financing activities	(18,729)	(47,924)	(39,628)	(93,650)
Effect of exchange rate changes on cash, cash equivalents and restricted cash, including cash classified within current assets of discontinued operations	(12,835)	13,324	(6,644)	17,297
Net increase (decrease) in cash, cash equivalents and restricted cash, including cash classified within current assets of discontinued operations	(63,103)	(70,870)	(217,940)	(273,374)
Less: Net increase (decrease) in cash classified within current assets of discontinued operations	—	—	—	(28,866)
Net increase (decrease) in cash, cash equivalents and restricted cash	(63,103)	(70,870)	(217,940)	(244,508)
Cash, cash equivalents and restricted cash, beginning of period	730,644	701,268	885,481	874,906
Cash, cash equivalents and restricted cash, end of period	$667,541	$630,398	$667,541	$630,398

Groupon, Inc.
Supplemental Financial and Operating Metrics
(dollars in thousands; active customers in millions)
(unaudited)

	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
North America Segment:						Q2 2018
Gross Billings (1):						Y/Y Growth
Local	$615,833	$606,184	$605,460	$543,021	548,056	(11.0)%
Travel	112,670	93,186	84,504	102,499	93,809	(16.7)
Goods	245,924	229,479	369,973	209,476	196,501	(20.1)
Total Gross Billings	$974,427	$928,849	$1,059,937	$854,996	$838,366	(14.0)%
Revenue:
Local	$207,534	$194,090	$223,410	$187,411	$185,870	(10.4)%
Travel	22,320	18,300	17,413	20,084	19,888	(10.9)
Goods	222,058	201,824	333,862	185,761	174,506	(21.4)
Total Revenue	$451,912	$414,214	$574,685	$393,256	$380,264	(15.9)%
Gross Profit:
Local	$179,609	$162,914	$196,708	$166,756	$165,285	(8.0)%
Travel	17,755	14,060	13,614	16,002	16,303	(8.2)
Goods	36,496	30,934	54,651	36,922	37,783	3.5
Total Gross Profit	$233,860	$207,908	$264,973	$219,680	$219,371	(6.2)%

Operating income (loss)	$(12,033)	$(6,995)	$33,766	$(1,860)	$(68,524)	(469.5)%

International Segment:						Q2 2018
Gross Billings:						Y/Y Growth	FX Effect (2)	Y/Y Growth excluding FX (2)
Local	$189,408	$202,991	$229,167	$217,307	$203,248	7.3%	(6.2)	1.1%
Travel	45,981	49,837	59,666	57,522	48,766	6.1	(6.9)	(0.8)
Goods	154,417	159,820	233,422	163,439	173,883	12.6	(8.4)	4.2
Total Gross Billings	$389,806	$412,648	$522,255	$438,268	$425,897	9.3%	(7.2)	2.1%
Revenue:
Local	$66,108	$71,574	$80,209	$74,578	$71,425	8.0%	(6.5)	1.5%
Travel	10,796	9,801	12,187	11,436	9,706	(10.1)	(5.9)	(16.0)
Goods	133,803	138,877	206,085	147,270	156,001	16.6	(9.1)	7.5
Total Revenue	$210,707	$220,252	$298,481	$233,284	$237,132	12.5%	(8.0)	4.5%
Gross Profit:
Local	$62,303	$67,860	$75,991	$70,215	$67,360	8.1%	(6.5)	1.6%
Travel	9,996	8,922	11,334	10,651	8,919	(10.8)	(5.9)	(16.7)
Goods	21,908	24,735	34,620	24,339	28,008	27.8	(9.3)	18.5
Total Gross Profit	$94,207	$101,517	$121,945	$105,205	$104,287	10.7%	(7.1)	3.6%

Operating income (loss)	$4,635	$5,782	$15,960	$5,245	$4,279	(7.7)%

Consolidated Results of Operations:
Gross Billings:
Local	$805,241	$809,175	$834,627	$760,328	$751,304	(6.7)%	(1.5)	(8.2)%
Travel	158,651	143,023	144,170	160,021	142,575	(10.1)	(2.0)	(12.1)
Goods	400,341	389,299	603,395	372,915	370,384	(7.5)	(3.2)	(10.7)
Total Gross Billings	$1,364,233	$1,341,497	$1,582,192	$1,293,264	$1,264,263	(7.3)%	(2.1)	(9.4)%
Revenue:
Local	$273,642	$265,664	$303,619	$261,989	$257,295	(6.0)%	(1.6)	(7.6)%
Travel	33,116	28,101	29,600	31,520	29,594	(10.6)	(2.0)	(12.6)
Goods	355,861	340,701	539,947	333,031	330,507	(7.1)	(3.4)	(10.5)
Total Revenue	$662,619	$634,466	$873,166	$626,540	$617,396	(6.8)%	(2.6)	(9.4)%
Gross Profit:
Local	$241,912	$230,774	$272,699	$236,971	$232,645	(3.8)%	(1.7)	(5.5)%
Travel	27,751	22,982	24,948	26,653	25,222	(9.1)	(2.2)	(11.3)
Goods	58,404	55,669	89,271	61,261	65,791	12.6	(3.6)	9.0
Total Gross Profit	$328,067	$309,425	$386,918	$324,885	$323,658	(1.3)%	(2.1)	(3.4)%

Operating income (loss)	$(7,398)	$(1,213)	$49,726	$3,385	$(64,245)	(768.4)%
Net cash provided by (used in) operating activities from continuing operations	$(19,390)	$21,772	$266,249	$(119,747)	$44,175	327.8%
Free Cash Flow	$(34,775)	$7,517	$250,807	$(139,891)	$26,802	177.1%

	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
Active Customers (3)
North America	31.9	32.5	32.7	32.6	32.2
International	16.4	16.6	16.8	17.0	17.1
Total Active Customers	48.3	49.1	49.5	49.6	49.3

TTM Gross Profit / Active Customer (4)
North America	$28.41	$28.09	$28.35	$28.38	$28.36
International	22.88	23.19	24.16	24.83	25.24
Consolidated	26.53	26.43	26.93	27.16	27.27

Consolidated Units	44.5	44.1	54.6	42.4	40.0
Year-over-year unit growth:
North America	(1.9)%	(0.1)%	(6.6)%	(11.3)%	(14.3)%
International	(7.8)	(1.5)	(3.9)	2.0	(0.6)
Consolidated	(3.8)	(0.5)	(5.7)	(7.2)	(10.1)

Headcount
Sales (5)	2,485	2,457	2,407	2,404	2,373
Other	4,176	4,159	4,265	4,235	4,262
Total Headcount	6,661	6,616	6,672	6,639	6,635

(1)	Represents the total dollar value of customer purchases of goods and services.

(2)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.

(3)	Reflects the total number of unique user accounts that have made a purchase during the TTM either through one of our online marketplaces or directly with a merchant for which we earned a commission.

(4)
During the first quarter 2018, we updated the calculation of TTM Gross Profit / Active Customer to reflect active customers as of the end of the period, rather than the average of active customers as of the beginning and end of period, in the denominator of the calculation. Because our active customer metrics are based on purchases over a TTM period, we believe that this change improves the usefulness of this metric. The prior period amounts have been updated to reflect this change.

(5)	Includes merchant sales representatives, as well as sales support personnel.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)
Adjusted EBITDA, non-GAAP earnings attributable to common stockholders and non-GAAP earnings per share are non-GAAP performance measures. The Company reconciles Adjusted EBITDA to the most comparable U.S. GAAP performance measure, Net income (loss) from continuing operations for the periods presented and the Company reconciles non-GAAP earnings per share to the most comparable U.S. GAAP performance measure, Diluted net income (loss) per share, for the periods presented.
The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, Income (loss) from continuing operations.

	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
Income (loss) from continuing operations	$(5,403)	$3,802	$51,071	$(2,795)	$(92,254)
Adjustments:
Stock-based compensation (1)	21,392	18,235	21,673	19,278	16,266
Depreciation and amortization	34,679	35,231	33,850	29,661	28,954
Acquisition-related expense (benefit), net	36	—	—	—	655
Restructuring charges	4,584	11,503	10	283	(399)
Gain on sale of intangible assets	—	(17,149)	—	—	—
IBM patent litigation	—	—	—	—	75,000
Other (income) expense, net	(5,878)	(7,546)	2,112	8,515	26,457
Provision (benefit) for income taxes	3,883	2,531	(3,457)	(2,335)	1,552
Total adjustments	58,696	42,805	54,188	55,402	148,485
Adjusted EBITDA	$53,293	$46,607	$105,259	$52,607	$56,231

(1)
Represents stock-based compensation recorded within Selling, general and administrative, Cost of revenue and Marketing. Other (income) expense, net, includes $0.05 million, $0.07 million, $0.06 million, $0.05 million and $0.05 million of additional stock-based compensation for the three months ended June 30, 2017, September 30, 2017, December 31, 2017, March 31, 2018 and June 30, 2018, respectively. Restructuring charges include $0.8 million of additional stock-based compensation for the three months ended September 30, 2017.

The following is a reconciliation of the Company's annual outlook for Adjusted EBITDA to the Company's outlook for the most comparable U.S. GAAP performance measure, Income (loss) from continuing operations.

Year Ending December 31, 2018
Expected income (loss) from continuing operations range	$(45,000) to (35,000)
Expected adjustments:
Stock-based compensation	80,000
Depreciation and amortization	120,000
IBM patent litigation	75,000
Other (income) expense, net	43,000
Provision (benefit) for income taxes	7,000
Total expected adjustments	325,000
Expected Adjusted EBITDA range	$280,000 to 290,000
The outlook provided above does not reflect the potential impact of any business or asset acquisitions or dispositions, changes in the fair values of investments, foreign currency gains or losses, adjustments to our accrual for IBM patent litigation or unusual or infrequently occurring items that may occur during the remainder of 2018.

The following is a reconciliation of net income (loss) attributable to common stockholders to non-GAAP net income (loss) attributable to common stockholders and a reconciliation of diluted net income (loss) per share to non-GAAP net income (loss) per share for the three months ended June 30, 2018 and 2017.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (loss) attributable to common stockholders	$(95,034)	$(9,326)	$(101,922)	$(33,740)
Less: Net income attributable to noncontrolling interest	(2,780)	(2,547)	(6,873)	(6,579)
Net income (loss)	(92,254)	(6,779)	(95,049)	(27,161)
Less: Income (loss) from discontinued operations, net of tax	—	(1,376)	—	(889)
Income (loss) from continuing operations	(92,254)	(5,403)	(95,049)	(26,272)
Less: Provision (benefit) for income taxes	1,552	3,883	(783)	8,470
Income (loss) from continuing operations before provision (benefit) for income taxes	(90,702)	(1,520)	(95,832)	(17,802)
Stock-based compensation	16,318	21,440	35,644	41,141
Amortization of acquired intangible assets	3,526	6,183	6,466	11,583
Acquisition-related expense (benefit), net	655	36	655	48
Restructuring charges	(399)	4,584	(116)	7,315
IBM patent litigation	75,000	—	75,000	—
Losses (gains), net from changes in fair value of investments	3,035	1,448	8,068	1,145
Intercompany foreign currency losses (gains) and reclassifications of translation adjustments to earnings	11,047	(10,112)	7,620	(10,222)
Non-cash interest expense on convertible senior notes	2,940	2,655	5,806	5,242
Non-GAAP income (loss) from continuing operations before provision (benefit) for income taxes	21,420	24,714	43,311	38,450
Non-GAAP provision (benefit) for income taxes	7,925	10,212	9,486	14,744
Non-GAAP net income (loss)	13,495	14,502	33,825	23,706
Net income attributable to noncontrolling interest	(2,780)	(2,547)	(6,873)	(6,579)
Non-GAAP net income (loss) attributable to common stockholders	$10,715	$11,955	$26,952	$17,127

Weighted-average shares of common stock - diluted	565,284,705	559,762,180	563,502,954	560,978,712
Incremental dilutive securities	8,982,700	6,821,361	9,527,932	7,152,421
Weighted-average shares of common stock - non-GAAP	574,267,405	566,583,541	573,030,886	568,131,133

Diluted net loss per share	$(0.17)	$(0.02)	$(0.18)	$(0.06)
Impact of non-GAAP adjustments and related tax effects	0.19	0.04	0.23	0.09
Non-GAAP net income per share	$0.02	$0.02	$0.05	$0.03

Free cash flow is a non-GAAP liquidity measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP liquidity measure, Net cash provided by (used in) operating activities from continuing operations.

	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
Net cash provided by (used in) operating activities from continuing operations (1)	$(19,390)	$21,772	$266,249	$(119,747)	$44,175
Purchases of property and equipment and capitalized software from continuing operations	(15,385)	(14,255)	(15,442)	(20,144)	(17,373)
Free cash flow (1)	$(34,775)	$7,517	$250,807	$(139,891)	$26,802

Net cash provided by (used in) investing activities from continuing operations	$(13,782)	$18,230	$(15,751)	$(20,382)	$(75,714)
Net cash provided by (used in) financing activities	$(47,924)	$(27,972)	$(16,424)	$(20,899)	$(18,729)

(1)
Prior period cash flows from operating activities of continuing operations has been updated from negative $20.7 million, $23.9 million and $270.6 million previously reported for the three months ended June 30, 2017, September 30, 2017 and December 31, 2017, respectively, and prior period free cash flow has been updated from negative $36.1 million, $9.6 million and $255.1 million previously reported for the three months ended June 30, 2017, September 30, 2017 and December 31, 2017, respectively, to reflect the adoption of ASU 2016-18, Statement of Cash Flows (Topic 230) - Restricted Cash, on January 1, 2018. For additional information on the adoption of ASU 2016-18, refer to Note 2, Adoption of New Accounting Standards, in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

The following is a reconciliation of the Company's annual outlook for free cash flow to the Company's outlook for the most comparable U.S. GAAP liquidity measure, Net cash provided by (used in) operating activities from continuing operations.

Year Ending December 31, 2018
Expected net cash provided by (used in) operating activities from continuing operations	$270,000
Expected purchases of property and equipment and capitalized software from continuing operations	(70,000)
Expected free cash flow	$200,000
The outlook provided above does not reflect the potential impact of payments that could be disbursed during the remainder of 2018, if any, related to the IBM patent litigation matter.